UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 26, 2006
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-20278	75-2274963

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1410 Millwood Road McKinney, Texas		75069

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Materially Definitive Agreement
     On May 16, 2006, Encore Wire Limited, a Texas limited partnership (the “Company”) entered into an amendment to its Credit Agreement dated August 27, 2004 by and among the Company, certain lenders party thereto, Bank of America, N.A., as administrative agent and a lender and Wells Fargo Bank, National Association, as syndication agent and a lender (the “Amended Credit Agreement”). The Amended Credit Agreement is effective May 16, 2006, and expands the Company’s revolving line of credit from $85,000,000 to $150,000,000.
     The foregoing description of the Amended Credit Agreement is a general description only and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	First Amendment to Credit Agreement, as effective May 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE WIRE CORPORATION

Date: June 12, 2006	By:	/s/ FRANK J. BILBAN

Frank J. Bilban, Vice President — Finance, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

10.1	First Amendment to Credit Agreement, as effective May 16, 2006.